Exhibit 10.1(h)
EIGHTH AMENDMENT
OF
U.S. BANK NON-QUALIFIED RETIREMENT PLAN
     The U.S. Bank Non-Qualified Retirement Plan (the “Plan”) is amended in the following respects:
1. OPTIONAL PAYMENT FORMS. Effective January 1, 2005, the fourth full paragraph Section 4.3 of the Plan (which begins, “No optional payment . . .”) shall be deleted and replaced in its entirety with the following paragraph:
If a Participant was married at the time that the last optional payment election form was filed by such Participant at least twelve full months prior to the Participant’s termination of employment and either (a) the Participant is married to a different spouse on the date the Participant’s benefit commences, or (b) if the spouse was named as a joint annuitant on such last optional payment election form and the spouse dies before the date the Participant’s benefit commences, then (in either case) the Participant’s optional payment election shall be void and have no effect, and the Participant’s benefit shall be paid in the applicable normal form described in Section 4.2.
2. FORM OF PAYMENT. Effective January 1, 2005, Section 5.5 of the Plan shall be amended to a sentence to the end of Section 5.5 that reads as follows:
Notwithstanding anything to the contrary contained in the various plans, contracts or arrangements set forth in this Article 5 and related Appendices, there shall be no requirement that a married Participant obtain written spousal consent and spousal signature notarization with respect to any optional payment election form.
3. OPTIONAL PAYMENT FORMS. Effective January 1, 2005, the second full paragraph Section 6.6 of the Plan (which begins, “No optional payment . . .”) shall be deleted and replaced in its entirety with the following paragraph:
If a Participant was married at the time that the last optional payment election form was filed by such Participant at least twelve full months prior to the Participant’s termination of employment and either (a) the Participant is married to a different spouse on the date the Participant’s benefit commences, or (b) if the spouse was named as a joint annuitant on such last optional payment election form and the spouse dies before the date the Participant’s benefit commences, then (in either case) the Participant’s optional payment election shall be void and have no effect, and the Participant’s benefit shall be paid in the normal form described in the applicable Appendix B.
4. SAVINGS CLAUSE. Save and except as expressly amended above, the Plan shall continue in full force and effect.

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